UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report  February 16, 2006
(Date of Earliest Event Reported)

GEMSTAR-TV GUIDE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-24218	95-4782077
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

6922 Hollywood Boulevard
12th Floor
Los Angeles, California 90028
(Address of principal executive offices) (Zip Code)

(323) 817-4600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT.

        On February 16, 2006, the Compensation Committee of the Board of Directors of Gemstar-TV Guide International (the “Company”) approved a 7.3% increase to the base salary of Mr. Battista, the Chief Executive Officer of the Company and current acting Chief Financial Officer. Mr. Battista’s employment agreement requires an annual review of his base salary and a minimum increase equal to the Consumer Price Index for all Urban Consumers for the Los Angeles area. Mr. Battista’s base salary was increased to $912,050, effective as of December 9, 2005, the anniversary date of his employment agreement.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2006	GEMSTAR-TV GUIDE INTERNATIONAL, INC. By: /s/ Stephen H. Kay —————————————— Stephen H. Kay Executive Vice President, General Counsel and Secretary